UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 29, 2009

Gilead Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Lakeside Drive, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-574-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of a Director

At a meeting held on July 29, 2009, the Board of Directors (the Board) of Gilead Sciences, Inc. (the Company) elected Kevin E. Lofton to the Board effective July 29, 2009. Mr. Lofton will serve on the Board’s Compensation Committee. There is no arrangement or understanding between Mr. Lofton and any other persons pursuant to which Mr. Lofton was selected as a director, and there are no related party transactions involving Mr. Lofton that are reportable under Item 404(a) of Regulation S-K.

As compensation for his service on the Board and Compensation Committee during the remainder of the 2009-2010 director compensation period, Mr. Lofton will receive:

(1) A pro-rated equity grant, consisting of options to purchase 6,604 shares of the Company’s common stock and restricted stock units covering an additional 2,359 shares of Company’s common stock. These grants will be made under the Company’s 2004 Equity Incentive Plan.

(2) A pro-rated cash retainer in the amount of $87,712, all or a portion of which Mr. Lofton may elect to receive in the form of phantom shares under the Company’s 2005 Deferred Compensation Plan.

A description of the Company’s 2004 Equity Incentive Plan and compensation practices for non-employee directors can be found in our Definitive Proxy Statement filed with the Securities and Exchange Commission (SEC) on March 12, 2009 in connection with the Company’s 2009 Annual Meeting of Stockholders. The 2004 Equity Incentive Plan is attached as an exhibit to the Quarterly Report on Form 10-Q filed with the SEC on August 11, 2008. The 2005 Deferred Compensation Plan is attached as an exhibit to the Annual Report on Form 10-K filed with the SEC on February 27, 2009.

A copy of the Company’s press release announcing Mr. Lofton’s election to the Company’s board of directors is attached as Exhibit 99.1 to this report.

(e) Compensation Arrangements of Certain Officers

On July 29, 2009, the Board appointed Gregg H. Alton to serve as the Company’s Executive Vice President, Corporate and Medical Affairs responsible for legal affairs, government affairs, medical affairs, public affairs and international access activities. Mr. Alton previously served as the Company’s Senior Vice President and General Counsel. In connection with the promotion, the Compensation Committee of the Board (the Committee) approved an increase in Mr. Alton’s base salary from $540,000 to $590,000, effective July 29, 2009. Mr. Alton was also granted options to purchase 45,000 shares of the Company’s common stock at an exercise price per share equal to $49.81. The options will vest as to 20% of the shares on the first anniversary of the grant date, and the balance will vest in successive equal quarterly installments over the next four years of continued employment. The maximum term of the options is ten years. In addition, the Committee approved an increase in the target 2009 bonus award payable to Mr. Alton under the Company’s Corporate Bonus Plan from 55% of base salary to 60% of base salary, effective for the bonus award attributable to his service during the remainder of 2009.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number Description
99.1 Press Release, issued by Gilead Sciences, Inc. on July 29, 2009.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilead Sciences, Inc.

August 3, 2009	By:	/s/ Robin L. Washington

Name: Robin L. Washington
Title: Senior Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release, issued by Gilead Sciences, Inc. on July 29, 2009